Exhibit 10.52

AMENDMENT NO. 1 TO SCIENTIFIC ADVISORY BOARD AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) to the Scientific Advisory Board Agreement dated June 18, 2012 (the “Agreement”), by and between Jennifer A. Doudna (“Advisor”), an individual, and Caribou Biosciences, Inc., a Delaware corporation, having its principal place of business at 2929 7th Street Suite 120, Berkeley, CA 94710 (“Caribou”) (Advisor and Caribou collectively referred to hereinafter as the “Parties”), is entered into as of April 12, 2014 (the “Amendment No. 1 Execution Date”).

WHEREAS, pursuant to the Agreement, Advisor agreed to provide advice, counsel and Services (as defined in the Agreement) under the terms and conditions set forth in the Agreement;

WHEREAS, at the time of the Agreement, the Parties agreed that good and valuable consideration would be exchanged;

WHEREAS, paragraph 2(a) of the Agreement, is amended to fully clarify the Parties’ intention that Advisor receive common stock as outlined in the Restricted Common Stock Purchase Agreement, executed July 2, 2012, in exchange for Advisor’s Services under the Agreement;

WHEREAS, paragraph 2(a) of the Agreement, contained a clerical error stating that the Advisor receive no consideration, which was not the intent of the Parties;

WHEREAS, the Parties now wish to confirm having reviewed and agreed to include an Exhibit A to the Agreement, which reflects the consideration initially agreed to by the Parties, and having incorporated the terms and conditions thereof into the Agreement;

NOW, THEREFORE, in exchange for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.	Amendment to Section 2 Fees and Expenses. Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)	Consideration. The Advisor shall receive the compensation as provided for in Exhibit A for the Services rendered by Advisor as described above and the rights granted to the Company hereunder.

2.	Exhibit A. The Exhibit A in Schedule I hereto is hereby incorporated into the Agreement as Exhibit A.

3.

Further Consideration. In further consideration for the Services and rights granted to the Company under the Agreement and in consideration for entering into this Amendment No. 1, Company shall pay to Advisor One Hundred Dollars ($100) within thirty (30) days after the Amendment No. 1 Execution Date.

4.

Advisor Acknowledgements. Advisor acknowledges and agrees that, as of the Execution Date, she has been paid or provided all compensation, consideration, reimbursements and any other amounts or entitlements that may have been owed to her by the Company for the Services or otherwise. Advisor also acknowledges and agrees that she has fully complied with the terms and conditions of the Agreement and shall continue to do so.

5.

Independent Contractor. Nothing herein is intended to alter Advisor’s role as an independent contractor of the Company, as set forth under Section 7(a) of the Agreement. As such, Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received pursuant to the Agreement, and acknowledges the obligation to pay all applicable self-employment and other taxes thereon. Advisor further acknowledges that it is the intent of the Parties that neither Advisor nor any employees or contractors of Advisor, if any, receive any Company-sponsored benefits from the Company either as a consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If Advisor is reclassified by a state or federal agency or court as an employee, for whatever reason, Advisor will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company’s benefit plans in effect at the time of reclassification she would otherwise be eligible for such benefits.

6.

No Other Amendments. No amendments are made other than those expressly set forth in this Amendment No. 1, and all provisions of the Agreement unaffected by this Amendment No. 1 remain in full force and effect. In the event of a conflict between the Agreement and this Amendment No. 1, this Amendment No. 1 shall control.

7.

Entire Agreement. This Amendment No. 1 sets forth the entire agreement and understanding between the Parties with respect to the amendment of the Agreement, and supersedes all previous agreements, promises, representations, understandings and negotiations, whether written or oral, between the Parties, with respect to the amendment and addition of the same.

8.	Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute a single instrument.

9.	Governing Law. This Amendment No. 1 will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the Amendment No. 1 Effective Date.

CARIBOU BIOSCIENCES, INC.		JENNIFER A. DOUDNA.

By:	/s/ Rachel Haurwitz	By:	/s/ Jennifer A. Doudna

Name:	RACHEL HAURWITZ	Name:	JENNIFER A. DOUDNA

Title:	PRESIDENT AND CEO	Title:	SCIENTIFIC ADVISOR

SCHEDULE I to AMENDMENT NO. 1 TO

SCIENTIFIC ADVISORY BOARD AGREEMENT

Exhibit A

Compensation

In consideration for the Services rendered and the rights granted to Company, the Company and Advisor have entered into that certain Restricted Common Stock Purchase Agreement dated July 2, 2012 between Company and Advisor for the purchase of common stock of Company.